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                                                                   Exhibit 10.15


                  AMENDMENT TO SEVERANCE COMPENSATION AGREEMENT

This Amendment to Severance Compensation Agreement ("Amendment") is entered into as of this 30th day of August, 2000, between LIN Television Corporation, a Delaware corporation (the "Company") and Paul Karpowicz (the "Executive").

WHEREAS the Company and the Executive are parties to that certain Severance Compensation Agreement, dated as of September 5, 1996, as amended on October 1, 1999 (the "Agreement");

WHEREAS the Company is completing the Recapitalization (as hereinafter defined);

WHEREAS the parties desire to amend the Agreement upon the terms contained herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Company and the Executive agree as follows:

1. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

2. The definition of "Hicks Muse Change in Control" contained in paragraph 2 of the Agreement is hereby amended and restated in its entirety to read as follows:

      "Hicks Muse Change in Control" shall mean the first to occur of any of the following events:

            (i) any sale, lease, exchange, or other transfer (in one transaction or series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act, other than one or more members of the Shareholder Group;

            (ii) a majority of the Board of Directors of the Company shall consist of Persons who are not Continuing Directors; or

            (iii) the acquisition by any Person or Persons (other then one or more members of the Shareholder Group) of the power, directly or indirectly, to vote or direct the voting of securities having more than 50% of the ordinary voting power for the election of directors of the Company;

      provided, however, that the Recapitalization and the consummation of the other transactions contemplated by that certain Letter Agreement dated as of January 18, 2000, as amended, by and among Carson/LIN SBS, L.P., Fojtasek Capital, Ltd., and Ranger Equity Partners, L.P., shall not constitute a "Hicks Muse Change in Control."

3. The following definition "Recapitalization" is hereby added to paragraph 1 of the Agreement:


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      "Recapitalization" shall mean the conversion on August 30, 2000 of all then outstanding shares of common stock of Ranger Equity Holdings Corporation ("Ranger") into an equal number of shares of Class B common stock of Ranger, except for 500,000 shares of common stock then held by each of Carson/LIN SBS, L.P. and Fojtasek Capital, Ltd., which 1,000,000 shares were converted into an equal number of shares of Class A common stock of Ranger. The Recapitalization was effected by filing the Amended and Restated Certificate of Incorporation of Ranger with the Secretary of State of the State of Delaware on August 30, 2000.

4. Except as otherwise specifically amended hereby, the Agreement remains in full force and effect, without other amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

LIN TELEVISION CORPORATION                              EXECUTIVE


By: /s/ Denise M. Parent                                /s/ Paul Karpowicz
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    Denise M. Parent                                    Paul Karpowicz
    Vice President-Deputy General Counsel


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